Exhibit 99.6

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, THAT CERTAIN CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.

Dated: November 16, 2004	Void after the date specified below in Section 1(c)

MEDIVATION, INC.

WARRANT

THIS CERTIFIES THAT, for value received, David T. Hung, MD and his registered assigns (and each transferee, hereinafter called the “Holder”) is entitled to purchase from Medivation, Inc. (the “Company”), a Delaware corporation, at the times and under the circumstances set forth below in Section 1, up to the number of Warrant Shares (defined below) specified in Section 1(b) below at an exercise price per share equal to the Exercise Price (defined below) specified in Section 1(b) below. This Warrant may be exercised in whole or in part at the option of the Holder in the manner and at the times set forth below.

The “Guarantee” shall mean that certain letter agreement, dated as of November 16, 2004, by and between the Company and the Holder, as the same may be amended from time to time in accordance with its terms. Unless otherwise defined herein, defined terms in this Warrant shall have the meanings ascribed thereto in the Guarantee.

1. Exercise Price, Type of Security.

(a) Exercisability. Subject to Section 1(c), this Warrant shall be exercisable at the option of the Holder hereof for Warrant Shares (defined below) at any time during the Exercise Period. “Exercise Period” shall mean the period beginning upon the closing of the first Equity Financing of the Company that occurs after the date hereof (the “First Equity Financing”) and ending upon the applicable termination date specified in Section 1(c) hereof; provided, however, that if a Change of Control occurs prior to the First Equity Financing, this Warrant shall also be exercisable upon the closing of such Change of Control as provided for in Section 1(b)(ii) hereof.

(b) Type of Security; Exercise Price; Number of Warrant Shares. This Warrant shall be exercisable for Warrant Shares at an Exercise Price per share as follows:

(i) If this Warrant is exercised following the closing of the First Equity Financing, the “Warrant Shares” shall mean the number of shares of the Company’s capital stock issued in such First Equity Financing equal to (a) twenty percent (20%) of the Guarantee Amount of the Holder pursuant to the Guarantee, divided by (b) the the price per share at which the Company sells such capital stock in the First Equity Financing (the “First Equity Financing Price”). In such event, the “Exercise Price” per share shall be equal to the First Equity Financing Price, subject to adjustment as provided for herein. Notwithstanding the foregoing, if the Transaction is consummated, the Warrant Shares will be the common stock of Orion.

(ii) If this Warrant is exercised before the closing of the First Equity Financing (i.e., immediately prior to a Change of Control), the “Warrant Shares” shall mean the number of shares of Company’s Common Stock, par value $.001, equal to (a) twenty percent (20%) of the Guarantee Amount of the Holder pursuant to the Guarantee, divided by (b) One Dollar and Twenty Five Cents ($1.25). In such event, the “Exercise Price” per share shall be equal to One Dollar and Twenty Five Cents ($1.25)

(c) Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate, if not earlier exercised, on November 16, 2014.

2. Method of Exercise; Payment; Issuance of New Warrant.

(a) Cash Exercise. The purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by: (i) the surrender of this Warrant (with the notice of exercise form attached hereto as Attachment A duly executed) at the principal office of the Company; and (ii) the payment to the Company in cash of an amount equal to the Exercise Price per share multiplied by the number of Warrant Shares then being purchased (such aggregate amount of money, the “Purchase Price”).

(b) Net Issuance Exercise.

(i) In lieu of exercising this Warrant in the manner provided above in Section 2(a), the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event in exchange therefor the Company shall issue to such Holder a number of Warrant Shares computed using the following formula:

	X =	Y (A-B)
A

Where	X =	The number of Warrant Shares to be issued to the Holder

	Y =	The total number of Warrant Shares for which this Warrant is being exercised.

A =	The fair market value of one Warrant Share (at the date of such calculation).

B =	The Exercise Price.

(ii) For purposes of this Section 2(b), the fair market value of one Warrant Share on the date of calculation shall mean with respect to each Warrant Share:

(a) if the exercise is in connection with an initial public offering of the Company’s Common Stock, and if the Company’s Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value per share shall be the product of (x) the initial “Price to Public” specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each Warrant Share is convertible on the date of calculation;

(b) if (a) is not applicable, the fair market value of a Warrant Share shall be as determined by the Board of Directors in good faith and taking into account the rights, preferences and privileges of the Warrant Shares issuable upon such exercise, as well as the amount to be distributed to or received by holders of Warrant Shares in connection with any transaction in connection with which this Warrant is then being exercised or upon which such exercise is being conditioned.

(iii) The Company and the Holder agree that any exchange of this Warrant for shares pursuant to the provisions of this Section 2(b) is being undertaken pursuant to Internal Revenue Code Section 368(a)(1)(E).

(c) Conditional Exercise. A Holder may condition any exercise of this Warrant upon any event, happening or condition (or the absence thereof) either within a stated period of time or otherwise, and no exercise hereof shall be deemed to have occurred except subject to and in conformance with such conditions. Any such conditions shall be in writing and delivered to the Company together with such Holder’s notice of exercise.

(d) Holder of Record. Upon receipt by the Company of such notice of exercise, together with, if applicable, the aggregate Purchase Price, at its office, or by the stock transfer agent or Warrant agent of the Company at its office, the Holder shall be deemed to be the holder of record of the applicable Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

(e) Exercise for Less than All Warrant Shares. In the event that this Warrant is being exercised for less than all of the then-current number of Warrant Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company pursuant to Section 2(a) or 2(b) of the number of Warrant Shares for which this Warrant is then being exercised, the Company shall issue a new Warrant of like form exercisable for the remaining number of Warrant Shares purchasable hereunder.

(f) Payment of Taxes. The Company will pay all taxes (including without limitation any and all documentary stamp or similar issue or transfer taxes, but excluding taxes based upon income) and any other governmental charges that may be imposed with respect to any exercise hereof or any issuance or delivery of Warrant Shares hereunder by the Company (including upon any subsequent conversion of Warrant Shares that are shares of preferred stock).

3. Stock Fully Paid; Reservation of Warrant Shares. All shares of stock which may be issued upon the exercise of the rights represented by this Warrant (including without limitation upon any subsequent conversion of any Warrant Shares) will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company shall have authorized and reserved for issuance (i) sufficient shares of Warrant Shares to permit the full exercise of this Warrant at or prior to the date on which this Warrant becomes exercisable, and (ii) if applicable, sufficient shares of Common Stock to permit the full conversion of such Warrant Shares in conformance with the Company’s Certificate of Incorporation as then in effect.

4. Adjustment of Exercise Price and Number of Warrant Shares. The number of and kind of shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the date on which this Warrant first becomes exercisable and prior to the expiration of this Warrant subdivide its Warrant Shares, by split-up or otherwise, or combine its Warrant Shares, or issue additional Warrant Shares as a dividend with respect to any of its Warrant Shares, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Purchase Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or other change in the capital stock of the Company (including by way of a merger or otherwise, but other than as a result of a subdivision, combination, or stock dividend provided for in Section 4(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Warrant Shares as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of shares of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

5. Fractional Warrant Shares. No fractional Warrant Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

6. Compliance with Securities Act. This Warrant and all Warrant Shares (unless registered under the Securities Act of 1933, as amended, hereinafter, the “Act”) shall be stamped or imprinted with legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, THAT CERTAIN CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.”

7. Transferability of Warrant. This Warrant may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws.

8. Disposition of Warrant Shares. With respect to any offer, sale or other disposition of any Warrant Shares prior to registration of such shares, the Holder and each subsequent Holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such Warrant Shares and indicating whether or not under the Act certificates for such shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with the Act; provided, however, Warrant Shares may be offered, sold or otherwise disposed of in accordance with Rule 144. Notwithstanding the foregoing, no such opinion of counsel or no action letter shall be necessary for a transfer by a Holder (i) to an affiliate, (ii) to a partner, retired partner, member or retired member where the Holder is a partnership or a limited liability company, (iii) by gift, will or intestate succession to his or her spouse or lineal descendants or ancestors or any trust for the benefit of any of the foregoing; provided the transferee agrees in writing to be subject to the terms hereof to the same extent as if he/she were the original Holder hereunder.

9. No Rights as Stockholder. No Holder of this Warrant shall be entitled to vote or be deemed the holder of stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant has been exercised and the Warrant Shares shall have become deliverable, as provided herein.

10. GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTS OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

11. Notices. All notices, requests, demands and other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when received if personally delivered, (ii) upon electronic confirmation of receipt, if transmitted by telecopy, (iii) the first business day after it is sent, if sent for next day delivery to a domestic address by a nationally recognized overnight delivery service (e.g., Federal Express), and (iv) five days from the date of deposit in the U.S. mails, if sent by certified or registered U.S. mail, return receipt requested. In each case such notice shall be addressed as follows:

To the Company:

Medivation, Inc.

501 Second Street, Suite 211

San Francisco, California 94107

Fax: (415) 543-3113

Attn: Chief Financial Officer

To the Holder:

David T. Hung, MD

501 Second Street, Suite 211

San Francisco, California 94107

Fax: (415) 543-3113

Or to such address as Holder (or any subsequent Holder) may notify the Company of in writing at any time.

12. Conflicting Terms.

In the event of any conflict between the terms and conditions of this Warrant and the terms and conditions of the Guarantee, the terms and conditions of the Guarantee shall govern.

13. Miscellaneous.

The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and the registered Holder.

(Signature page follows)

COMPANY:

MEDIVATION, INC.

By:
Steve Gorlin
Chairman of the Board

AGREED TO AND ACCEPTED:

DAVID T. HUNG, MD

By:

WARRANT TO PURCHASE NEXT EQUITY SECURITY

ATTACHMENT A TO WARRANT

NOTICE OF EXERCISE

TO:    MEDIVATION, INC.

1. The undersigned hereby elects to purchase                      shares of the Warrant Shares (such class of security being subject to adjustment as set forth in the attached Warrant) of Medivation, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate purchase price of such shares in full. In the event that this exercise is a net-issuance exercise pursuant to Section 2(b) of the Warrant, the calculation of the number of Warrant Shares to be issued and the number of Warrant Shares to be cancelled as consideration for the aggregate purchase price shall be attached hereto.

2. Please issue a certificate or certificates representing said shares of stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

3. The undersigned represents that the aforesaid shares of stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof in contravention of applicable law and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Attachment B.

Name of Warrant Holder:

By:
Name:
Title:

ATTACHMENT B TO WARRANT

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:

COMPANY	:	MEDIVATION, INC.

SECURITY	:

AMOUNT	:

DATE	:

In connection with the purchase of the above-listed securities and underlying stock (the “Securities”), I,                     , the Purchaser, represent to the Company the following:

(a) I am aware of the Company’s business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in contravention of applicable law. I am an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein.

(c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

Name of Purchaser:

By:

Name:

Title: